Company Contact:	Investor Relations:
Kelly J. Gill	Charles Lynch
Chief Executive Officer	Westwicke Partners
(615) 771-7575	(443) 213-0504

DIVERSICARE ANNOUNCES THE ACQUISITION OF OPERATIONS OF
A SKILLED NURSING FACILITY IN HUNTSVILLE, ALABAMA

BRENTWOOD, TN - (March 3, 2014) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR) today announced the Company has assumed operations of a 135-bed skilled nursing center in Huntsville, Alabama, effective March 1, 2014. The facility will be rebranded as Diversicare of Big Springs. This newly leased facility is expected to contribute in excess of $10 million in revenues annually.

Kelly Gill, the Company's Chief Executive Officer, stated, “We are excited to announce that we have assumed operations of this facility in Huntsville that will complement our current footprint in the region. We look forward to working with the great caregivers and administration of this facility, all of whom have demonstrated a strong commitment to providing the highest quality patient care, and share the core values that are at the heart of everything we do at Diversicare.”

About Diversicare Healthcare Services, Inc.

As of March 3, 2014, Diversicare provides long term care services to patients in 48 skilled nursing centers containing 5,449 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.

FORWARD-LOOKING STATEMENTS

The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward looking statements, including, but not limited to, our ability to successfully operate the new nursing centers in Kansas, Kentucky, Ohio, Indiana, and Alabama, our ability to increase census at our renovated facilities, changes in governmental reimbursement, our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as in its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company's business plans and prospects. Diversicare is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services

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